Exhibit 99.1

ITT Corporation 1133 Westchester Ave. White Plains, NY 10604 tel 914 641 2000
Press Release

Investors:	Media:
Melissa Trombetta	Kathleen Bark
+1 914-641-2032	+1 914-641-2103
melissa.trombetta@itt.com	kathleen.bark@itt.com
ITT completes separation plan
Company continues to trade as NYSE: ITT, a global high technology engineering and manufacturing company
WHITE PLAINS, N.Y., Oct. 31, 2011 - ITT Corporation (NYSE: ITT) today completed the previously announced spin offs of its Defense and Information Solutions business and its Water Technology and Services business.
With the spin offs complete, ITT is now a $2 billion company with four businesses that deliver highly engineered and customized products and services to the industrial, aerospace, transportation, and oil and gas industries.
“ITT’s businesses are focused on providing reliable and durable technologies for customers across balanced end markets and geographies, and our global portfolio is highly aligned with the global macro trends that will drive premier growth,” said Denise Ramos, chief executive officer and president.
As a standalone company, ITT is now better positioned to focus on the key drivers that are specific to its businesses and that will accelerate growth, including a strong global footprint and profitable aftermarket business; commitment to innovation, customer service and operational excellence; and focus on capital deployment that fuels growth both organically and through targeted acquisitions.
“Our company is also nicely capitalized to create significant value for shareowners, with an outstanding operating track record and dedicated people who are committed to delivering premier service, quality and innovation to our world-class customer base,” Ramos said.
In addition, a 1:2 reverse stock split for ITT will become effective after market close today in which every two common shares of ITT will be converted into one common share of ITT. As a result, ITT will have approximately 92.5 million common shares outstanding after the reverse stock split.

About ITT
ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets in energy infrastructure, electronics, aerospace and transportation. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than fifteen countries and sales in more than 125 countries. The company generated pro forma 2010 revenues of approximately $2 billion. For more information, visit www.itt.com.
Forward-Looking and Cautionary Statements
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the company, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International government budgets; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity and production rates; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; our ability to effect restructuring and cost reduction programs and realize savings from such actions; government regulations and compliance therewith, including Dodd-Frank legislation; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment matters; contingencies related to actual or alleged environmental contamination, claims and concerns; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our other filings with the Securities and Exchange Commission.
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